EXHIBIT 2.3

                                 FIRST AMENDMENT
                             TO AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this "AMENDMENT") dated as of December 1, 2006, is entered Into BY AERA ENERGY LLC, a California limited liability company ("Seller") and PACIFIC ENERGY RESOURCES LTD., a Delaware corporation ("BUYER").

                                    RECITALS

        A. Pursuant to that certain Amended and Restated Purchase and Sale Agreement dated as of November 1, 2006, between Seller and Buyer (as the same may be, from time to lime, amended, the "PURCHASE AGREEMENT") Buyer agreed to purchase certain oil and gas interests and related real and personal property from Seller, and Seller agreed to sell such interests and related property to Buyer.

        B. Seller and Buyer desire to amend certain provisions of the Purchase Agreement.

        C. Capitalized terms used in this Amendment but not specifically defined herein shall have the respective meanings given to them in the Purchase Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth heroin and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

        1. MODIFICATION OF PURCHASE AGREEMENT. Seller and Buyer hereby agree to amend the Purchase Agreement as follows:

                (a) SECTION 10.01(c)(i) of the Purchase Agreement is amended by deleting the date "December 1, 2000" and inserting in its place the date "December 8, 2006."

        2. CONTINUING FORCE AND EFFECT. Except as amended hereby, the Purchase Agreement shall remain unmodified and in full force and effect. The Parties hereby ratify and confirm the Purchase Agreement, as amended concurrently herewith.

        3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the Parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.

         4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CONFLICT OF LAW PROVISIONS THEREOF

         5. ENTIRE AGREEMENT. The Purchase Agreement, as amended hereby, constitutes the entire understanding between the Buyer and Seller with respect to the subject matter thereof and hereof, superseding all negotiations, prior discussions, correspondence, offering materials, maps and prior agreements and understandings relating to such subject matter, whether oral or written.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the duly authorized representatives of Seller and Buyer have executed this Amendment as of the date first above written.

                                                 SELLER:

                                                 AERA ENERGY LLC, a California
                                                 limited liability company



                                                 By: /s/ Van N. Schultz
                                                     ---------------------------
                                                 Name: Van N. Schultz
                                                 Title: Senior Vice President

                                                 BUYER:

                                                 PACIFIC ENERGY RESOURCES LTD.,
                                                 a Delaware corporation


                                                 By: /s/ Darren Katic
                                                     ---------------------------
                                                 Name: Darren Katic
                                                 Title: President